Exhibit (m)(3)(ii)

AMENDMENT TO OPERATING AGREEMENT

This Amendment to the Operating Agreement is made as of December 30, 2019, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, Grantham, Mayo, Van Otterloo & Co. LLC (“Fund Affiliate”), and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I to the Operating Agreement, made as of April 19, 2000, as amended thereafter (“Operating Agreement”). This Amendment amends the Operating Agreement. All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement. Fund Company and Fund Affiliate are collectively referred to herein as (“Fund Parties”).

WHEREAS, Schwab and Fund Company wish to insert terms to the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.            Section 4 of the Operating Agreement is deleted in its entirety and the following Section 4. shall be inserted in lieu thereof:

“4 . Account Establishment and Maintenance Fees. Fund Parties shall pay to

Schwab such fees as are set forth on Schedule II to this Agreement in connection with the establishment and maintenance of the Account(s) for each Fund. The parties acknowledge and agree that any services provided by Schwab under the Agreement are administrative and related services only and are not the services of an underwriter, principal underwriter, or distributor of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act, as applicable.”

2.            Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

Exhibit (m)(3)(ii)

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto.

FUND COMPANY
SCHWAB		Required Signature
Required Signature		GMO TRUST, on its own behalf and on behalf of each Fund listed on Schedule I hereto

CHARLES SCHWAB & CO., INC.		By:	/s/ Kevin M. O’Brien

By:	/s/ Kyle Schmiegel	Name:	Kevin M. O’Brien

	Kyle Schmiegel	as Vice President of
	Vice President	(Title)
	Brokerage Product Services	each Fund Company on behalf of each Fund
Company and on behalf of each Fund

Date:	1/10/2020	Date:	1/2/2020

GMO SERIES TRUST, on its own behalf and on behalf of each Fund listed on Schedule I hereto

		By:	/s/ Megan Bunting

		Name:	Megan Bunting

		Title:	VP and Asst. Clerk

		Date:	1/2/2020

FUND AFFILIATE Required Signature
GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

		By:	Megan Bunting

		Name:	Megan Bunting

		Title:	Legal Counsel

		Date:	1/2/2020